UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2011

LTX-CREDENCE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2010 (the “Prior 8-K”), on November 17, 2010, LTX-Credence Corporation, a Massachusetts corporation (“LTX-Credence”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Verigy Ltd., a corporation organized under the laws of Singapore (“Verigy”), Alisier Limited, a corporation organized under the laws of Singapore (“Holdco”), Lobster-1 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Verigy, and Lobster-2 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Holdco.

Subsequent to the date of the Merger Agreement, Verigy received an unsolicited proposal to acquire all of its outstanding ordinary shares for $15.00 per share in cash, pursuant to a definitive implementation agreement proposed by Advantest Corporation (the “Advantest Proposal”). Verigy’s board of directors determined the Advantest Proposal to be a “Superior Offer” as defined in the Merger Agreement. On March 19, 2011, Verigy notified LTX-Credence of the Verigy board of directors’ intent to withdraw its recommendation in favor of the pending merger transaction between Verigy and LTX-Credence and its intent to recommend that Verigy stockholders vote against the issuance of Verigy ordinary shares in connection with the proposed merger with LTX-Credence.

On March 25, 2011, pursuant to Section 7.1(g) of the Merger Agreement, LTX-Credence notified Verigy of the termination of the Merger Agreement, effective immediately, due to the occurrence of a Triggering Event (as defined in the Merger Agreement) with respect to Verigy. In connection with the termination, Verigy paid LTX-Credence the $15,000,000 Verigy Termination Fee contemplated by the Merger Agreement on March 25, 2011 by wire transfer in accordance with the instructions specified by LTX-Credence.

For a description of the terms and conditions of the Merger Agreement that are material to LTX-Credence, please see the description of the Merger Agreement set forth in the Prior 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.

On March 27, 2011, LTX-Credence issued a press release announcing the termination of the Merger Agreement, a copy of which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2011	LTX-CREDENCE CORPORATION

	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 27, 2011